PETMED EXPRESS, INC.

QUARTER ENDED DECEMBER 31, 2011

CONFERENCE CALL TRANSCRIPT

JANUARY 23, 2012 AT 8:30 A.M. ET

Coordinator:

Welcome to the PetMed Express, Inc., doing business as 1-800-PetMeds conference call to review the financial results of the third fiscal quarter ended on December 31, 2011. At the request of the company, this conference call is being recorded.  Founded in 1996, 1-800-PetMeds is America’s largest pet pharmacy delivering prescription and non-prescription pet medications and other health products for dogs and cats direct to the consumer. 1-800-PetMeds markets its products through national television, online, direct mail, and print advertising campaigns which direct consumers to order by phone or on the Internet, and aim to increase the recognition of the PetMeds family of brand names.  1-800-PetMeds provides an attractive alternative for obtaining pet medications in terms of convenience, price, ease of ordering, and rapid home delivery.  At this time I would like to turn the conference call over to the company’s Chief Financial Officer, Mr. Bruce Rosenbloom, and sir, you may begin.

Bruce Rosenbloom:

Thank you. Good morning, I would like to welcome everyone here today. Before I turn the call over to Mendo Akdag, our President and Chief Executive Officer, I’d like to remind everyone that the first portion of this conference call will be listen-only until the question-and-answer session, which will be later in the call.  Also, certain information that will be included in this press conference may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, or the Securities and Exchange Commission that may involve a number of risks and uncertainties. These statements are based on our beliefs as well as assumptions we have used based upon information currently available to us.  Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties, and assumptions. Actual future results may vary significantly based on a number of factors that may cause the actual results or events to be materially different from future results, performance, or achievements expressed or implied by these statements.  We have identified various risk factors associated with our operations in our most recent annual report and other filings with the Securities and Exchange Commission.  Now let me introduce today’s speaker, Mendo Akdag, President and Chief Executive Officer of 1-800-PetMeds. Mendo.

Mendo Akdag:

Thank you, Bruce. Welcome everyone and thank you for joining us.  Today we’ll review the highlights of our financial results. We’ll compare our third fiscal quarter and nine months ended on December 31, 2011 to last year’s quarter and nine months ended on December 31, 2010.  For the third fiscal quarter ended on December 31, 2011, our sales were $50.5 million compared to sales of $45.1 million for the same period the prior year, an increase of 12%.  For the nine months ended on December 31, 2011, sales were $182.3 million compared to sales of $180.7 million for the nine months the prior year, an increase of about 1%. The increases were due to increases in new order and reorder sales during the quarter.

For the third fiscal quarter, net income was $3.9 million, or $0.19 diluted per share compared to $4.5 million, or $0.20 diluted per share for the same quarter the prior year, a decrease to earnings per share of 3%.  For the nine months, net income was $12.7 million, or $0.61 diluted per share, compared to $16.7 million, or $0.74 diluted per share a year ago, a decrease to earnings per share of 17%.  The decreases were mainly due to decrease in gross profit margins as a result of more aggressive pricing and increase in advertising in order to increase sales.

Reorder sales increased by 8% to $40.5 million for the quarter compared to reorder sales of $37.3 million for the same quarter, the prior year.  For the nine months, the reorder sales were relatively flat at $142.5 million compared to $142.8 million for the same period a year ago.  New order sales increased by 29% to $10.1 million for the quarter compared to $7.8 million for the same period the prior year.  For the nine months, the new order sales increased by 5% to $39.8 million compared to $37.9 million for the same period last year.  The increases were due to increase in advertising and decrease in customer acquisition costs during the quarter.  We acquired approximately 150,000 new customers in our third fiscal quarter compared to 111,000 for the same period the prior year, and we acquired approximately 560,000 new customers in the nine months compared to 515,000 for the same period a year ago.

Exhibit 99.1 Page 1 of 7

Our average order was approximately $73 for the quarter compared to $77 for the same quarter the prior year. The decline was due to more aggressive pricing.  For the quarter, approximately 77% of our sales were generated on our web site compared to 72% for the same quarter last year.  As a result, our online sales increased by 19% for the quarter compared to the same period last year.  The seasonality in our business is due to the proportion of flea, tick, and heartworm medications in our product mix. Spring and summer are considered peak seasons, with fall and winter being the off seasons.

For the third fiscal quarter, our gross profit as a percent of sales was 34.0% compared to 37.5% for the same period a year ago.  For the nine months, our gross profit as a percent of sales was 33.6% compared to 36.8% for the nine months a year ago.  The percentage decreases can be attributed to more aggressive pricing and increased product costs.

Our General and Administrative expenses as a percent of sales were 10.4% for the quarter compared to 11.3% for the same quarter the prior year, and for the nine months, the G&A expenses as a percent of sales were 9.3% compared to 9.4% a year ago. With increased sales for the quarter, we showed improvement in leveraging the G&A.

For the quarter, we spent $5.4 million in advertising compared to $4.4 million for the same quarter the prior year, an increase of 23%.  For the nine months, we spent $23.5 million for advertising compared to $21.9 million for the same period a year ago, an increase of about 7%.  Advertising cost of acquiring a customer for the quarter was approximately $36 compared to $40 for the same quarter the prior year, and for the nine months, it was the same $42 compared to the same period a year ago.  The decrease for the quarter was due to increased response to our advertising.

We had $42.0 million in cash and temporary investments, $10.3 million in short-term investments, $1.5 million in long term auction rate securities investments, and $25.9 million in inventory with no debt as of December 31st, 2011.  The inventory was increased due to favorable buying opportunities, which resulted in lower net cash from operations compared to the same period last year.  In accordance with our share repurchase program, we repurchased approximately 118,000 shares paying approximately $1.0 million during the quarter, and we repurchased approximately 2.1 million shares paying approximately $23.7 million in the nine months.

This ends the financial review. Operator, we are ready to take questions.

Coordinator:

Thank you.  At this time if you would like to ask a question, please press star 1 on your touchtone phone. Please un-mute your phone and record your name clearly when prompted.  One moment please for the first question, Kevin Ellich from Piper and Jaffrey, your line is open. You may ask your questions.

Kevin Ellich:

Good morning. Thanks for taking my questions, got a few.  First could you talk a little bit about the advertising costs? And actually, the messaging? I noticed a few of the changes this quarter, and it seems like the TV ads were down also. Were you pulling back on TV and maybe pushing more online? Is that what drove the better sales?

Mendo Akdag:

TV ads were similar to the last year, but the increase in advertising for the quarter was mainly online, so - which performed well. Also we used different creatives and they performed better.

Kevin Ellich:

Got it, and then you know recently there was a Vet conference held in Florida, and you know one of the things that some of the Vets at the conference brought up was changing the message. Is - have you thought about that at all in terms of working maybe a little bit more with the industry?

Mendo Akdag:

We will consider that.

Kevin Ellich:

Okay, and then what are your expectations for costs going forward, especially in the election year? On the advertising front.

Mendo Akdag:

That’s tough to say, so.., At this point we are doing better, but as the year progresses and general election time comes up, it may get a little tougher on TV.

Kevin Ellich:

Okay.

Exhibit 99.1 Page 2 of 7

Mendo Akdag:

We anticipate shifting dollars to online, which as I mentioned performed well the last quarter.

Kevin Ellich:

Got it, and then two last quick questions here. One, have you noticed any significant changes in the competitive landscape? It seems like there’s more e-commmerce platforms and other web sites that are, you know, trying to compete essentially with the online pharmacy model, and then two, in your press release you talk about expanding the product offering. Just wondering if there was any specific products like Trifexis maybe that helped boost sales in the quarter?

Mendo Akdag:

As far as products, when there is demand for a product, if it’s a pet medication obviously we’re going to carry it. That’s what we do. That’s our niche business.  We have not seen any major competitive difference in the landscape in the December quarter, and as far as the medication that you mentioned, we carry it, so...

Kevin Ellich:

But do you think the landscape is going to get more competitive? I mean, have you thought much about how that could play out?

Mendo Akdag:

Yes. We would anticipate that it will get more competitive, but we compete by giving superior service to our customers. We are in a niche business. We are a full service pharmacy, so the other players typically are carrying - are not going to carry everything that we carry.

Kevin Ellich:

Understood, thanks, and nice quarter.

Mendo Akdag:

Thank you.

Coordinator:

The next question comes from Michael Kupinski from Noble Financial. Your line is open. You may ask your questions.

Michael Kupinski:

Thank you, and congratulations on your quarter.

Mendo Akdag:

Thank you.

Michael Kupinski:

A quick question. In terms of the television advertising yield is still obviously below two times, which historically had been a metric that you indicated is the expected return that you would like to have for your advertising.  I was just wondering how were the online advertising compared to your television advertising in terms of the metric that - the yield that you anticipate there?

Mendo Akdag:

Well average order size was lower overall due to our more aggressive pricing. That’s why the metric was less than $2.00.

Michael Kupinski:

So it - do we anticipate what - are you seeing the yield different for television versus your online advertising?

Mendo Akdag:

That’s really difficult to - what gets credit is - you know, we use a multi-channel approach and the channels complement each other.

Michael Kupinski:

Okay.

Mendo Akdag:

And it’s difficult to separate them and look at them individually.

Michael Kupinski:

And then so do you think that the metric then now should be lower than two times? I mean, is this the new norm so to speak, or…

Mendo Akdag:

That’s what you have been seeing I think for the - more than a year now, so you can look at the past numbers and draw your own conclusions.

Michael Kupinski:

Okay, and in terms of advertising as a percent of sales, or - how should we look at how you budget your advertising line item? Should we look at it as a percent of sales or expected sales, or how do you fluctuate that number?

Exhibit 99.1 Page 3 of 7

Mendo Akdag:

In dollars, we anticipate to spend more money. But in our 10-K and I think in our 10-Q’s we said about 13% is what we are anticipating for the fiscal year that we are in.

Michael Kupinski:

Okay, and then in this last quarter I guess it was around 11%, so you anticipate to step that up a little bit more aggressively I would imagine?

Mendo Akdag:

It’s going to fluctuate from quarter to quarter. Obviously, it was our off peak season, so it could range from 10% to 15%, 16%. But the average for the fiscal year we’re anticipating is going to be around 13%.

Michael Kupinski:

Okay, and obviously the - you know, we weren’t - in the last quarter, we didn’t have a lot of flea - flea and tick - wasn’t the strongest season, and we’re going to be entering that important marketplace. How do you think that your generics will fare compared to the likes of other, you know, major retailers out there and that might begin to step up their campaigns as they enter the heavy season for flea and ticks?

Mendo Akdag:

Well first of all, we don’t have our own generic at this time, so we’re going to carry what the market is carrying, what everybody else is carrying.

Michael Kupinski:

And will that I assume be at a lower price, because of your creative - it just kind of indicates that.

Mendo Akdag:

Lower price compared to what?

Michael Kupinski:

To let’s say the Walmarts of the world.

Mendo Akdag:

We will be competitive.

Michael Kupinski:

Okay. Well that’s all I have for now. Thanks.

Mendo Akdag:

Okay.

Coordinator:

Next question comes from Anthony Lebiedzinski from Sidoti & Company. Your line is open.

Anthony Lebiedzinski:

Hello. Good morning, just wanted to first clarify an earlier question Mendo. You had said that you expect the market to get more competitive. Is it the - because of the seasonality of the business you expect that to be more competitive, or do you actually expect more competitors to enter the market?

Mendo Akdag:

Seasonality of the business, off-peak season, it’s less competitive.

Anthony Lebiedzinski:

Got it, okay.

Mendo Akdag:

Spring and summer it’s more competitive.

Anthony Lebiedzinski:

All right, and which areas of the business are you seeing the greatest pressure on product costs?

Mendo Akdag:

Typically the manufacturers raise their prices every year both on OTC and the prescription. It ranges 3% to 5%, so average I would say about 4%. But it’s both prescription and over-the-counter.

Anthony Lebiedzinski:

Yes, and can you give us any flavor as to how your prescription medications business did versus your OTC in the quarter?

Mendo Akdag:

The prescription done very well, but also OTC did well in the December quarter.

Anthony Lebiedzinski:

Got it, okay, and kind of going forward, what do you expect as far as your product pricing strategy? We’ve had certainly several quarters of gross margin pressure. Going forward, do you expect to maintain your product prices, or do you think that you could take another look at your product prices?

Mendo Akdag:

Well market forces will dictate that. Having said that, we’re - currently, we’re competitive with our pricing, so I can’t tell you what’s going to happen in the future, but we have to be competitive with our prices and the market forces will dictate that.

Anthony Lebiedzinski:

Okay, all right, thank you.

Exhibit 99.1 Page 4 of 7

Mendo Akdag:

You're welcome.

Coordinator:

Erin Wilson, Bank of America Merrill Lynch, your line is open.

Erin Wilson:

Hi. I had a quick question on - can you I guess speak to the implication of recent industry consolidation? Specifically I think last week I noticed a couple of online Vet pharmacies merged and there’s been some M&A in this space. Do you I guess anticipate any changes to your capital deployment strategy near-term?  Or, do you just think that you'll just stay with the share repos and dividends?

Mendo Akdag:

We will just stay with the share repurchase and dividend programs at this time.

Erin Wilson:

Okay, and I guess what percent of your OTC and prescription business is generic now? And, where do you anticipate that going once you start participating in the generic Frontline market?

Mendo Akdag:

It’s single digits. I can tell you that the generic sales increased in the December quarter compared to the September quarter; although, it was our off-peak season. And, we’re anticipating a bigger impact in spring and summer.

Erin Wilson:

Okay, and this Frontline product will I guess demonstrate some sort of a higher profit I guess possibility. Any - compared to the other generics, or...

Mendo Akdag:

The generics usually have higher gross margins, yes.

Erin Wilson:

Okay.

Mendo Akdag:

You're welcome.

Erin Wilson:

All right, thank you.

Coordinator:

Once again if you’d like to ask a question, please press star, 1 on your touchtone phone, and at this time, Ross Taylor, CL King. Your line is open.

Ross Taylor:

Just two or three quick questions. I guess first of all, can you just elaborate - you know, you made a comment in the press release about you know, expanding you know product offerings, and you mentioned the generic, but I don’t think you know during the call you talked at all about, you know, how your initiative in expanding some - into some additional pet supplies is, you know, going or just kind of, you know, any recent trends there or what our expectations should be.

Mendo Akdag:

We continue to expand the product offerings to pet supplies. It’s doing well. It’s growing. We started about a year ago, so when you start from zero it’s easy to increase. But we think there’s a potential there and we’ll continue to add products.  As far as generics, whatever’s out there we’re going to carry it. We were a little slow last year, as I think I mentioned in the last conference call on participating in the generic flea and tick markets. So we’ll be very aggressive this year.

Ross Taylor:

Okay, and you know two other questions on this subject of generics. I mean, do you think you'll carry your own fripronil-based product? I mean, sell it under the 1-800-PetMeds brand? And then my last question just relates to you know, advertising rates. But you know, how were your, you know, TV advertising, you know, rates, you know, during the quarter as well as your, you know, Internet advertising rates? Where they, you know, stable or did they improve at all?

Mendo Akdag:

As far as advertising is concerned, actually the rates were slightly better this year on television compared to the last year’s December quarter. Online was probably a little bit [higher] on the paid search end it was a little bit more expensive.

Ross Taylor:

Okay, and you know, also just maybe my question about the generics that fripronil got, you know, lost in the beginning. I just...

Mendo Akdag:

Yes, I’m not going to comment on that due to competitive reasons.

Exhibit 99.1 Page 5 of 7

Ross Taylor:

Okay, sure enough, thanks very much.

Mendo Akdag:

You're welcome.

Coordinator:

Mitch Bartlett, Craig Hallum Company, your line is open.

Mitch Bartlett:

Thank you. Just were there any promotions to the base - to the repeat customer base unusual this year that weren’t in last year’s numbers? And then maybe could you speak to the strength of sales through the quarter? October, November, December? How it fared through the quarter? Thank you.

Mendo Akdag:

Well, we always have promotions, and we had a strong promotion also in the December quarter for existing customers.  As far as the monthly, I’m not going to get into a monthly reporting.

Mitch Bartlett:

Sure, as far as the promotions though, they were not unusual this year versus last year?

Mendo Akdag:

I wouldn’t call it unusual, no. They were a little bit more aggressive, but they’re not - we have done them before, so they are not necessarily unusual.

Mitch Bartlett:

Okay, thank you.

Mendo Akdag:

You're welcome.

Coordinator:

Next question comes from Michael Kupinski, Noble Financial Company. Your line is open.

Michael Kupinski:

Thanks. I just want to circle through - circle back on a couple additional ones here. In terms of your advertising strategy and buying remnant advertising, is it - has all - virtually all of your TV spend was still in remnant?

Mendo Akdag:

The vast majority, yes.

Michael Kupinski:

And can you talk about the environment in remnant TV space at this point?

Mendo Akdag:

It’s similar to last year, so it has not changed.

Michael Kupinski:

Has the pricing increased? You know, you had mentioned that the pricing was better in the last quarter. Has pricing...

Mendo Akdag:

We are paying slightly less than last year.

Michael Kupinski:

Slightly less than the last year. Okay. And in terms of the - obviously the cost of sales you indicated you know increased because of the manufacturing prices have increased, and at the same time you know, it’s a much more competitive environment. Is the cost of sales - do you have any thoughts in terms of the percentage of the cost of sales of revenues going forward?

Mendo Akdag:

All I can tell you is we’re competitive with our current pricing at this time, so I will say probably similar margins to the last nine months would be my guess, with a caveat that obviously if the market changes we have to be competitive.

Michael Kupinski:

Okay, and then it seems like in your - in terms of your share repurchases, you’ve kind of slowed down in the last quarter. Can you talk about your appetite to buy back stock at this point?

Mendo Akdag:

We had a plan in place, so that - you know, that plan triggers - or not - doesn’t trigger the buy. So that’s why it was what it was in the December quarter. As far as if we change the plan, we may - you know, we’ll consider that.

Michael Kupinski:

And is that just based on the stock price?

Mendo Akdag:

Obviously we can only change the plan when there’s nothing that we - after we release our numbers, so that’s what we had to wait for. But as far as our thinking is concerned, I’m not going to share it with you.

Exhibit 99.1 Page 6 of 7

Michael Kupinski:

Okay, all right, thanks very much.

Coordinator:

And I’m showing no further questions at this time, and now I would like to turn it back over to Mr. Akdag. Sir - you may begin.

Mendo Akdag:

Thank you. Going forward, we will continue to advertise aggressively while expanding our product offerings, which include generic pet medications. This wraps up today’s conference call. Thank you for joining us. Operator, this ends the conference call.

Exhibit 99.1 Page 7 of 7